Exhibit 10.36

No. CF101B

AMENDMENT

THIS AMENDMENT is entered into as of February 25, 2000, between CoBANK, ACB (“CoBank”) and PETROUS, L.L.C., Des Moines, Iowa, (the “Company”).

BACKGROUND

CoBank and the Company are parties to a Master Loan Agreement dated September 1, 1999, (such agreement, as previously amended, is hereinafter referred to as the “MLA”). CoBank and the Company now desire to amend the MLA. For that reason, and for valuable consideration (the receipt and sufficiency of which are hereby acknowledged), CoBank and the Company agree as follows:

1. Section 9(H)(A) of the MLA is hereby amended and restated to read as follows:

(A) Counterparty Credit Risk Insurance Policy. Company will not make any revisions to the Credit Risk Insurance Policy. EXCEPT; to add additional Counterparties or Countries, raise Counterparty coverage limits, raise Country limits or increase the size of insurance policy.

2. Except as set forth in this amendment, the MLA shall continue in full force and effect as written.

IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their duly authorized officers as of the date shown above.

CoBANK, ACB		PETROUS, L.L.C.

By:	/s/ Casey Garter	By:	/s/ Robert V. Johnson
Title:	Vice President	Title:	Treasurer